UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17072	11-2844247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Waverly Avenue, Holtsville, New York	11706
(Address of Principal Executive Offices)	(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2008, the Board of Directors of Windswept Environmental Group, Inc. (the “Company”) met and adopted the following changes to the Company’s Board of Directors and executive management, effective November 21, 2008:

Mr. Jeffrey Micheli has become a member of the Board of Directors and the President and Chief Executive Officer of the Company to replace the late Mr. Michael O’Reilly, the Company’s past Chairman, President and Chief Executive Officer. Mr. Micheli, age 42, graduated from Columbia University and joined the Company thirteen years ago. For the last six years, he served as the Chief Operating Officer of the Company’s chief operating subsidiary, Trade-Winds Environmental Restoration, Inc. Prior to becoming the Chief Operating Officer, Mr. Micheli had also been a Salesperson, Project Manager, Senior Project Manager, Vice President and Senior Vice President for the Company.

Mr. Micheli did not enter into any agreements or understandings with the Company related to his new position as President and Chief Executive Officer. He also has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Micheli has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company worth more than $120,000. Mr. Micheli does not serve on any committees of the Board.

Mr. Anthony P. Towell, who has been a director of the Company since 1996, was elected as the Chairman of the Board of Directors.

On November 16, 2008, Michael O’Reilly, Chairman, President, and Chief Executive Officer of the Company, had succumbed to an illness and died. On November 24, 2008, the Company issued a press release disclosing the election of Mr. Micheli as the new President and Chief Executive Officer of the Company, Mr. Towell as the new Chairman of the Company’s Board of Directors, and the death of Mr. O’Reilly. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

Pursuant to the Amended and Restated Secured Convertible Term Note, dated September 29, 2006 (the “Note”), $3,000,000 of the proceeds of a life insurance policy owned by the Company and issued on the life of Mr. O’Reilly, shall be used to pay any outstanding indebtedness under the Note. Such amount shall be paid directly to affiliates of Laurus Master Fund, Ltd. (“Laurus”), and the outstanding amount owed to Laurus under the Note shall be reduced by $3,000,000.

Under the Note, Mr. O’Reilly’s passing and resulting departure from senior management of the Company constitutes an event of default. Upon such an event, the holders of the Note can accelerate payment and require the Company to pay 110% of the outstanding principal amount of the Note, plus accrued and unpaid interest and all other outstanding amounts owing under the Note through the date of acceleration. The Company must also pay additional interest of 2% per month for all outstanding obligations under the Note from the date of default (“Default Interest”).

However, as of the date hereof, the holders of the Note have not accelerated payment nor sought payment of Default Interest under the Note. As previously disclosed in the Form 8-K filed on October 15, 2008, a prior event of default had occurred, and the holders of the Note at that time also refrained from accelerating payment and seeking Default Interest payments. While the Company believes the holders will not, in the near future, accelerate payment of the Note or seek payment of the Default Interest, no assurances can be given in this regard. If the holders of the Note decide to accelerate payment and seek payment of the Default Interest, the Company may undergo a material adverse effect in light of the fact that the holders have a security interest in all of the Company’s assets.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 9.01	Exhibits.

(d)  Exhibits

99.1	Press Release, dated November 24, 2008.

10.1	Note (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Arthur J. Wasserspring
Arthur J. Wasserspring
Chief Financial Officer

Date: November 26, 2008

Exhibit Index

99.1	Press Release, dated November 24, 2008.

10.1	Note (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2006).